Exhibit 10.3.1
RESTRICTED STOCK AWARD AGREEMENT
     THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement” or “Agreement”), entered into as of                      ___, 20___ (the “Effective Date”) by and between                      (the “Executive”) and Graymark Healthcare, Inc. (the “Company”):
WITNESSETH:
     WHEREAS, Executive is a key executive of the Company, and it is important to the Company that Executive be encouraged to become employed by and remain in its employ; and
     WHEREAS, in recognition of such facts, the Company desires to provide to Executive an opportunity to acquire shares of the common stock of the Company, par value $0.0001 (the “Common Stock”), as hereinafter provided; and
     WHEREAS, this Award Agreement and the award of the Common Stock to Executive are made pursuant to the Plan which is incorporated herein by reference and made a part hereof; and
     WHEREAS, capitalized terms as used in this Award Agreement shall have the same meaning as those terms are defined in the Plan unless stated to the contrary.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, Executive and the Company hereby agree as follows:
     Section 1. Grant of Award. The Company hereby grants to Executive an award (the “Award”) of                                          (                    ) shares of the Company’s Common Stock, under and subject to the terms and conditions of this Award Agreement.
     Section 2. Stock Held by Company. The Company shall hold a certificate registered in the name of Executive representing the total number of shares of Common Stock represented by the Award. All shares of Common Stock under the Award held by the Company pursuant to this Award Agreement shall constitute issued and outstanding shares of common stock of the Company for all corporate purposes, and Executive shall receive all cash dividends thereon provided that the right to receive such dividends shall terminate with respect to shares of Common Stock which are forfeited under this Award Agreement. If shares of Common Stock vest in accordance with this Award Agreement, the Company shall deliver to Executive a certificate representing such vested shares of Common Stock. As a condition precedent to issuing a certificate representing the shares of Common Stock under this Award, the Company may require Executive to deliver to the Company a duly executed irrevocable stock power (in blank) covering such shares represented by the certificate.
     Section 3. Vesting of Award. If Executive’s employment with the Company remains continuous at all times prior to any of the vesting dates specified below (the “Vesting Dates”), Executive shall be entitled, subject to the applicable provisions of this Award Agreement having been satisfied to receive on or after the applicable Vesting Date, on a cumulative basis, the number of shares of Common Stock determined by multiplying the aggregate number of shares of Common Stock subject to the Award by the designated percentage set forth as follows:

Number of
Shares Vested	Vesting Date

     If Executive’s employment with the Company terminates for any reason, whether such employment is terminated by the Company or by Executive, or by reason of Executive’s death or disability, prior to the applicable Vesting Date, the unvested portion of such Award (including shares of Common Stock represented thereby) shall be forfeited and neither Executive nor any other person shall have any interest therein in any manner whatsoever unless Executive’s vesting in the Award is accelerated pursuant to Section 6 of this Award Agreement.
     Section 4. Nontransferability of Award. With respect to the Award and the unvested shares of Common Stock held by the Company, the Award and the shares of unvested Common Stock may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the unvested shares contrary to the provisions hereof shall be null and void and without effect. All shares of Common Stock which are distributed to Executive as provided under this Award Agreement may not be subsequently transferred except as provided herein.
     Section 5. Employment. So long as Executive shall continue to be a continuous employee of the Company the Award shall not be affected by any change of duties or position. Nothing in the Plan or in this Award Agreement shall confer upon Executive any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate Executive’s employment at any time. For purposes of this Agreement, the transfer of employment of the Executive from the Company to any subsidiary as defined in Section 424 of the Internal Revenue Code of 1986, as amended, or to its parent, or to any “Affiliated Entity” as such term is defined in the Plan, shall not be deemed to be a termination of employment from the Company which would cause a forfeiture of the Restricted Stock Award.
     Section 6. Acceleration of Award.
          (a) Death, Disability or Other Special Circumstances. The Board of Directors, in its sole discretion, may accelerate the vesting of the Award in the event of Executive’s death, disability or the occurrence of special circumstances (as determined by the Board of Directors). The term “Disability” as used in this Award Agreement shall be as defined in Section 7(c) of the Employment Agreement.
          (b) Termination without Cause or for Good Reason. In the event Executive’s employment is terminated under circumstances which give rise to payments under Section 7(a) of the Employment Agreement, the Award shall become 100% vested in the Award on the Executive’s Date of Termination as such term is defined in the Employment Agreement.

          (c) Change of Control. Upon the occurrence of a Change of Control, the Award shall become 100% vested in the Award and Executive shall have the right to receive any or all of the Common Stock then subject to the Award.
     Section 7. Securities Law Restrictions. The Award shall be vested and Common Stock issued only upon compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, Executive, at the time of vesting and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Common Stock subject to the Award are being purchased for investment and not with any present intention to resell the same and without a view to distribution, and Executive shall, upon the request of the Company, execute and deliver to the Company an agreement to such effect. Executive acknowledges that any stock certificate representing Common Stock purchased under such circumstances will be issued with a restricted securities legend.
     Section 8. Withholding of Taxes. The Company may make such provision as it may deem appropriate for the withholding of any applicable federal, state or local taxes that it determines it may be obligated to withhold or pay in connection with the vesting of the Award or the disposition of shares of Common Stock acquired upon vesting of the Award. Executive may pay the amount of taxes required by law upon the payment of an Award (i) in cash, (ii) by delivering to the Company shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such required withholding taxes, or (iii) by directing the Company to withhold from the shares of Common Stock to be delivered to Executive upon payment of the Award shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such required withholding taxes.
     Section 9. Restrictions and Legend.
          (a) Stockholders’ Agreements. The receipt of the vested shares of Common Stock after the applicable Vesting Date shall be conditioned upon Executive’s agreement to be bound by agreements and restrictions applicable to other shareholders of the Company.
          (b) Restrictive Legend. Each certificate representing the Common Stock shall contain on its face, in addition to any other legend, the following legend in order to give notice of this restriction to any purchaser or transferee of Common Stock:
“THE SHARES OF COMMON STOCK OF GRAYMARK HEALTHCARE, INC. (“COMPANY”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT (“AWARD AGREEMENT”) DATED JANUARY 8, 2009. CERTAIN TRANSFERS OF THE COMPANY COMMON STOCK MAY BE INVALIDATED IF SUCH TRANSFERS ARE NOT MADE IN ACCORDANCE WITH THE TERMS OF THE AWARD AGREEMENT. ANY PURCHASER OR TRANS-

FEREE OF THE SHARES OF COMPANY COMMON STOCK REPRESENTED BY THIS CERTIFICATE SHOULD OBTAIN A COPY OF THE AWARD AGREEMENT AND INSURE THAT THE PROPOSED PURCHASE OR TRANSFER DOES NOT VIOLATE THE AWARD AGREEMENT.”
     Section 10. Notices. All notices or other communications relating to the Plan and this Award Agreement as it relates to Executive shall be in writing and shall be delivered personally or mailed (U.S. Mail) by the Company to Executive at the then current address as maintained by the Company or such other address as Executive may advise the Company in writing.
     IN WITNESS WHEREOF, the parties have executed this Award Agreement as of the day and year first above written.

“Company”	GRAYMARK HEALTHCARE, INC.
By:

“Executive”

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